Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints each of Cathy A. King, Bryan Menar, and Jennifer Lee Karinen, signing singly,  with full power of substitution, re-substitution and delegation, the undersigned’s true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in the undersigned’s capacity as an officer, director or stockholder of PAR Technology Corporation (the “Company”), to:

(1)     take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(2)     prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, or under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

(3)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any SEC Filings, and timely file such repose Filings with the SEC and any stock exchange or similar authority, including by submitting and filing SEC Filings with the SEC utilizing the EDGAR system or causing them to be submitted and filed by a person appointed under Section 4 below;

(4)     act as an account administrator for the undersigned’s EDGAR account, including by: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) performing any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(5)     cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and

(6)     obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

The undersigned acknowledges that: this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable; neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of February, 2026.

                                _/s/Elizabeth M. Codner____________
                                 Elizabeth M. Codner

State of New York
County of Oneida
On the 3rd day of February, 2026, before me, the undersigned notary public, personally appeared Elizabeth M. Codner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
This remote notarial act involved the use of communication technology.

Notarized online using audio-video communication	/s/Carrie L. Gardner
Carrie Gardner Online Notary Public State of New York Herkimer County Commission #: 01GA0030350 Commission Expires: 10/29/2028	Notary Public Signature [Notary Stamp/Seal]